                                                                    EXHIBIT 99.2

                       CONSOLIDATED FINANCIAL STATEMENTS
                       ALLIANCE INTERNATIONAL GROUP, INC.
                                AND SUBSIDIARIES
                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995
                      WITH REPORT OF INDEPENDENT AUDITORS

                       ALLIANCE INTERNATIONAL GROUP, INC.
                                AND SUBSIDIARIES
                       CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                                    CONTENTS

Report of Independent Auditors..........................................................          1

Audited Consolidated Financial Statements

Consolidated Balance Sheets.............................................................          2
Consolidated Statements of Income.......................................................          4
Consolidated Statements of Shareholders' Equity.........................................          5
Consolidated Statements of Cash Flows...................................................          6
Notes to Consolidated Financial Statements..............................................          7

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors
  Alliance International Group, Inc.

    We have audited the accompanying consolidated balance sheets of Alliance International Group, Inc. and subsidiaries (the "Company") as of December 31, 1997 and 1996, and the related consolidated statements of income, shareholders' equity, and cash flows for the three month period ended December 31, 1997, the nine month period ended October 2, 1997, and the years ended December 31, 1996 and 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Alliance International Group, Inc. and subsidiaries at December 31, 1997 and 1996, and the consolidated results of their operations and their cash flows for the three month period ended December 31, 1997, the nine month period ended October 2, 1997, and the years ended December 31, 1996 and 1995 in conformity with generally accepted accounting principles.

                                          ERNST & YOUNG LLP

Atlanta, Georgia

May 22, 1998

              ALLIANCE INTERNATIONAL GROUP, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                                                        DECEMBER 31
                                                                           --------------------------------------
                                                                               1997 COMPANY
                                                                                (PURCHASE        1996 PREDECESSOR
                                                                               ACCOUNTING)         (HISTORICAL)
                                                                           --------------------  ----------------
ASSETS
Current assets:
  Cash and cash equivalents..............................................     $    1,735,062      $    3,506,396
  Trade accounts receivable, less allowances of $1,538,000
    in 1997 and $1,377,000 in 1996.......................................          9,665,722          13,491,081
  Inventories:
    Raw materials and supplies...........................................          2,750,686           3,189,754
    Work in process and finished goods...................................          4,247,416           3,427,468
                                                                           --------------------  ----------------
                                                                                   6,998,102           6,617,222
  Prepaid expenses.......................................................            571,689             774,319
  Other current assets...................................................            260,106              31,537
                                                                           --------------------  ----------------
Total current assets.....................................................         19,230,681          24,420,555
Other assets:
  Goodwill...............................................................         27,005,087          16,230,595
  Closure assets.........................................................            536,804             536,804
  Deferred tax assets....................................................            941,785             995,164
  Other noncurrent assets................................................            336,959             664,885
                                                                           --------------------  ----------------
                                                                                  28,820,635          18,427,448
Property, plant and equipment:
  Land and improvements..................................................            578,327           1,365,374
  Buildings..............................................................          7,877,412           9,883,837
  Machinery and equipment................................................          8,058,532          17,777,197
  Construction in progress...............................................            330,826             505,513
                                                                           --------------------  ----------------
                                                                                  16,845,097          29,531,921
  Less allowance for depreciation........................................            324,811          18,449,874
                                                                           --------------------  ----------------
                                                                                  16,520,286          11,082,047
                                                                           --------------------  ----------------
Total assets.............................................................     $   64,571,602      $   53,930,050
                                                                           --------------------  ----------------
                                                                           --------------------  ----------------

              ALLIANCE INTERNATIONAL GROUP, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                                                        DECEMBER 31
                                                                           --------------------------------------
                                                                               1997 COMPANY
                                                                                (PURCHASE        1996 PREDECESSOR
                                                                               ACCOUNTING)         (HISTORICAL)
                                                                           --------------------  ----------------
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Trade accounts payable.................................................     $    6,306,198      $    6,804,300
  Accrued compensation and commissions...................................          2,672,058           3,330,984
  Accrued other expenses.................................................          3,073,490           2,297,288
  Income taxes payable...................................................            129,864             289,025
  Current maturities of long-term obligations and capital
    leases...............................................................          1,893,156          14,669,572
                                                                           --------------------  ----------------
Total current liabilities................................................         14,074,766          27,391,169
Long-term liabilities:
  Long-term obligations, less current maturities.........................         35,391,982           7,422,403
  Deferred tax liabilities...............................................          4,550,553           2,554,437
  Accrued pension........................................................            411,273             578,396
  Capital grant--foreign.................................................           --                   208,637
  Other liabilities......................................................            390,131             465,683
                                                                           --------------------  ----------------
                                                                                  40,743,939          11,229,556
Shareholders' equity:
  Cumulative senior preferred stock, non-voting, par value
    $.01 per share--authorized, issued and outstanding
    110,000 shares.......................................................           --                     1,100
  Cumulative redeemable junior preferred stock, non-voting,
    par value $.01 per share--authorized, issued and
    outstanding 20,000 shares (stated at aggregate liquidation
    preference)..........................................................           --                 2,000,000
  Common Stock, par value $.001 per share--authorized
    2,500,000 shares, issued and outstanding 1,000,000 shares............           --                     1,000
  Common Stock A, par value $.01 per share--authorized
    150,000 shares, issued and outstanding 86,500 shares.................                865            --
  Common Stock B, par value $.01 per share--authorized
    150,000 shares, issued and outstanding 83,000 shares.................                830            --
  Additional paid-in capital.............................................          9,428,305          18,397,900
  Accumulated deficit....................................................           (182,337)         (5,716,823)
  Equity adjustments for foreign currency translation....................            505,234             626,148
                                                                           --------------------  ----------------
Total shareholders' equity...............................................          9,752,897          15,309,325
                                                                           --------------------  ----------------
Total liabilities and shareholders' equity...............................     $   64,571,602      $   53,930,050
                                                                           --------------------  ----------------
                                                                           --------------------  ----------------

                            See accompanying notes.

              ALLIANCE INTERNATIONAL GROUP, INC. AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME

                                              THREE
                                              MONTH
                                              PERIOD    NINE MONTH
                                              ENDED       PERIOD
                                             DECEMBER     ENDED     YEAR ENDED DECEMBER 31
                                               31,      OCTOBER 2,  ----------------------
                                               1997        1997        1996        1995
                                            ----------  ----------  ----------  ----------
                                             COMPANY
                                            (PURCHASE
                                            ACCOUNTING)      PREDECESSOR (HISTORICAL)
                                            ----------  ----------------------------------
Net sales.................................  $14,417,990 $44,390,993 $61,759,616 $68,424,531
Cost of products sold.....................   9,820,501  29,539,587  41,343,722  49,052,595
                                            ----------  ----------  ----------  ----------
Gross profit..............................   4,597,489  14,851,406  20,415,894  19,371,936

Expenses:
  Selling and advertising.................   1,316,762   3,805,176   5,394,431   6,202,471
  Provision for bad debt..................      29,339      84,015     172,417     205,587
  Administrative and general..............   1,680,264   5,396,470   7,707,482   7,469,738
                                            ----------  ----------  ----------  ----------
                                             3,026,365   9,285,661  13,274,330  13,877,796
                                            ----------  ----------  ----------  ----------
Operating income..........................   1,571,124   5,565,745   7,141,564   5,494,140

Other income (expense)....................      33,448      79,392     (20,313)    324,131
Gain (loss) on foreign exchange (net).....      75,542      91,168     166,184    (153,490)
                                            ----------  ----------  ----------  ----------
                                             1,680,114   5,736,305   7,287,435   5,664,781
Other deductions:
  Interest expense........................     939,210   1,456,141   1,992,354   2,427,358
  Amortization of goodwill and other
    intangible assets.....................     317,107     416,448     525,035     806,392
  Miscellaneous...........................     416,864     825,536   1,495,723     512,663
                                            ----------  ----------  ----------  ----------
                                             1,673,181   2,698,125   4,013,112   3,746,413
                                            ----------  ----------  ----------  ----------
Income before income taxes................       6,933   3,038,180   3,274,323   1,918,368

Income tax expense (benefit):
  Current.................................     340,845     329,731     967,843     301,532
  Deferred................................    (151,575)     (6,426)    (64,307)     69,126
                                            ----------  ----------  ----------  ----------
                                               189,270     323,305     903,536     370,658
                                            ----------  ----------  ----------  ----------
Net income (loss).........................  $ (182,337) $2,714,875  $2,370,787  $1,547,710
                                            ----------  ----------  ----------  ----------
                                            ----------  ----------  ----------  ----------

                            See accompanying notes.

              ALLIANCE INTERNATIONAL GROUP, INC. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                                                    SENIOR        JUNIOR                                             ADDITIONAL
                  PREDECESSOR                      PREFERRED    PREFERRED      COMMON       COMMON       COMMON        PAID-IN
                  (HISTORICAL)                       STOCK        STOCK         STOCK       STOCK A      STOCK B       CAPITAL
------------------------------------------------  -----------  ------------  -----------  -----------  -----------  -------------
Balance at December 31, 1994....................   $   1,100   $  2,000,000   $   1,000    $  --        $  --       $  18,397,900
  Net income....................................      --            --           --           --           --            --
  Translation adjustment........................      --            --           --           --           --            --
                                                  -----------  ------------  -----------       -----        -----   -------------
Balance at December 31, 1995....................       1,100      2,000,000       1,000       --           --          18,397,900
  Net income....................................      --            --           --           --           --            --
  Translation adjustment........................      --            --           --           --           --            --
                                                  -----------  ------------  -----------       -----        -----   -------------
Balance at December 31, 1996....................       1,100      2,000,000       1,000       --           --          18,397,900
  Net income....................................      --            --           --           --           --            --
  Translation adjustment........................      --            --           --           --           --            --
                                                  -----------  ------------  -----------       -----        -----   -------------
Balance at October 2, 1997......................   $   1,100   $  2,000,000   $   1,000    $  --        $  --       $  18,397,900
                                                  -----------  ------------  -----------       -----        -----   -------------
                                                  -----------  ------------  -----------       -----        -----   -------------

                                                                    EQUITY
                                                                  ADJUSTMENTS
                                                                  FOR FOREIGN
                  PREDECESSOR                      ACCUMULATED     CURRENCY
                  (HISTORICAL)                       DEFICIT      TRANSLATION       TOTAL
------------------------------------------------  -------------  -------------  -------------
Balance at December 31, 1994....................  $  (9,635,320) $     507,965  $  11,272,645
  Net income....................................      1,547,710       --            1,547,710
  Translation adjustment........................       --            1,186,765      1,186,765
                                                  -------------  -------------  -------------
Balance at December 31, 1995....................     (8,087,610)     1,694,730     14,007,120
  Net income....................................      2,370,787       --            2,370,787
  Translation adjustment........................       --           (1,068,582)    (1,068,582)
                                                  -------------  -------------  -------------
Balance at December 31, 1996....................     (5,716,823)       626,148     15,309,325
  Net income....................................      2,714,875       --            2,714,875
  Translation adjustment........................       --           (2,084,798)    (2,084,798)
                                                  -------------  -------------  -------------
Balance at October 2, 1997......................  $  (3,001,948) $  (1,458,650) $  15,939,402
                                                  -------------  -------------  -------------
                                                  -------------  -------------  -------------

                                                    SENIOR        JUNIOR                                             ADDITIONAL
                    COMPANY                        PREFERRED    PREFERRED      COMMON       COMMON       COMMON        PAID-IN
             (PURCHASE ACCOUNTING)                   STOCK        STOCK         STOCK       STOCK A      STOCK B       CAPITAL
------------------------------------------------  -----------  ------------  -----------  -----------  -----------  -------------
Balance at October 3, 1997......................   $  --       $    --        $  --        $  --        $  --       $    --
  Issuance of 86,500 shares of Common Stock A,
    par value $0.01 per share...................      --            --           --              865       --           8,649,135
  Issuance of 83,000 shares of Common Stock B,
    par value $0.01 per share...................      --            --           --           --              830         779,170
  Net loss......................................      --            --           --           --           --            --
  Translation adjustment........................      --            --           --           --           --            --
                                                  -----------  ------------  -----------       -----        -----   -------------
Balance at December 31, 1997....................   $  --       $    --        $  --        $     865    $     830   $   9,428,305
                                                  -----------  ------------  -----------       -----        -----   -------------
                                                  -----------  ------------  -----------       -----        -----   -------------

                                                                    EQUITY
                                                                  ADJUSTMENTS
                                                                  FOR FOREIGN
                    COMPANY                        ACCUMULATED     CURRENCY
             (PURCHASE ACCOUNTING)                   DEFICIT      TRANSLATION       TOTAL
------------------------------------------------  -------------  -------------  -------------
Balance at October 3, 1997......................  $    --        $    --        $    --
  Issuance of 86,500 shares of Common Stock A,
    par value $0.01 per share...................       --             --            8,650,000
  Issuance of 83,000 shares of Common Stock B,
    par value $0.01 per share...................       --             --              780,000
  Net loss......................................       (182,337)      --             (182,337)
  Translation adjustment........................       --              505,234        505,234
                                                  -------------  -------------  -------------
Balance at December 31, 1997....................  $    (182,337) $     505,234  $   9,752,897
                                                  -------------  -------------  -------------
                                                  -------------  -------------  -------------

              ALLIANCE INTERNATIONAL GROUP, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                           THREE
                                           MONTH
                                           PERIOD    NINE MONTH
                                           ENDED       PERIOD
                                          DECEMBER      ENDED      YEAR ENDED DECEMBER 31
                                            31,      OCTOBER 2,   -------------------------
                                            1997        1997         1996          1995
                                         ----------  -----------  -----------  ------------
                                          COMPANY
                                         (PURCHASE
                                         ACCOUNTING)        PREDECESSOR (HISTORICAL)
                                         ----------  --------------------------------------
OPERATING ACTIVITIES
Net income.............................  $ (182,337) $ 2,714,875  $ 2,370,787  $  1,547,710
Adjustments to reconcile net income to
  net cash provided by operating
  activities:
    Depreciation.......................     169,604    1,447,689    2,155,324     2,504,318
    Amortization.......................     317,107      416,448      525,035       806,392
    Deferred income tax expense........      12,266     (116,179)     (64,307)       69,126
    (Gain) loss on sale of equipment...      --            8,459      (27,800)      --
    Decrease (increase) in operating
      assets:
        Trade accounts and notes
          receivable...................   3,030,282      795,077     (866,511)    1,727,096
        Inventories....................     114,359     (495,239)     (65,987)      (63,418)
        Other current assets...........     520,391     (257,551)       5,395       412,463
    Increase (decrease) in operating
      liabilities:
        Accounts payable...............  (1,647,714)     (67,342)     734,816    (2,494,723)
        Accrued compensation and
          commissions..................    (115,035)    (543,891)      25,041        54,308
        Accrued other expenses.........     265,791      318,699     (578,002)      906,027
        Income taxes payable...........     (62,851)     (56,310)       1,887      (623,103)
                                         ----------  -----------  -----------  ------------
Net cash provided by operating
  activities...........................   2,421,863    4,164,735    4,215,678     4,846,196
INVESTING ACTIVITIES
Purchases of property, plant, and
  equipment............................    (856,382)  (2,150,716)  (1,244,421)   (2,067,039)
Other investing activities, net........      --          --           467,851      (108,846)
                                         ----------  -----------  -----------  ------------
Net cash used in investing
  activities...........................    (856,382)  (2,150,716)    (776,570)   (2,175,885)
FINANCING ACTIVITIES
Proceeds from revolving line of credit
  and long-term borrowings.............   5,986,401   20,892,944   27,070,875    28,378,138
Principal repayments on revolving line
  of credit and long-term borrowings...  (7,384,248) (22,247,802) (28,299,819)  (30,104,831)
Payments under capital leases..........     (60,978)    (138,882)    (114,256)     (235,774)
Other financing activities, net........      --          --           100,345       (32,160)
                                         ----------  -----------  -----------  ------------
Net cash used in financing
  activities...........................  (1,458,825)  (1,493,740)  (1,242,855)   (1,994,627)
Effect of exchange rate changes on
  cash.................................      83,714     (786,510)    (108,688)       45,737
                                         ----------  -----------  -----------  ------------
Increase (decrease) in cash and cash
  equivalents..........................     190,370     (266,231)   2,087,565       721,421
Cash and cash equivalents at beginning
  of period............................   1,544,692    3,506,396    1,418,831       697,410
                                         ----------  -----------  -----------  ------------
Cash and cash equivalents at end of
  period...............................  $1,735,062  $ 3,240,165  $ 3,506,396  $  1,418,831
                                         ----------  -----------  -----------  ------------
                                         ----------  -----------  -----------  ------------

                            See accompanying notes.

              ALLIANCE INTERNATIONAL GROUP, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               DECEMBER 31, 1997

1. CORPORATE REORGANIZATION

PURCHASE

    Alliance International Group Holdings, Inc. ("AIGH") was formed on August 26, 1997 by Wind Point Partners III, L.P. ("WPP") for the purpose of acquiring, on October 2, 1997, the common stock of Alliance International Group, Inc. (the "Predecessor"). WPP contributed $9,430,000 of capital to form AIGH.

    The accompanying financial statements through October 2, 1997 have been prepared on the basis of historical costs of the Predecessor. The consolidated financial statements at December 31, 1997 and for the period from October 3, 1997 to December 31, 1997 include the effects of the formation of AIGH and the subsequent purchase of the Predecessor.

    On October 2, 1997, AIGH purchased the common stock of the Predecessor for $7,780,000. The acquisition was accounted for as a purchase and, accordingly, the purchase price was allocated to the assets of the Predecessor based on their estimated fair values. Additionally AIGH raised funds to purchase the Predecessor's preferred stock and retire the Predecessor's debt through credit facilities of $25,145,000 with Fleet Capital Corporation ("Fleet") and Kredietbank NV ("Kredietbank") as well as subordinated debt of $10,500,000 with Northwestern Mutual Life Insurance Company ("NML"). Also $806,000 of cash was provided from various subsidiaries of AIGH to retire Predecessor debt.

    All of the preferred stock and outstanding cumulative dividends of the Predecessor was redeemed for $19,276,000 and paid from proceeds received by AIGH. The Predecessor's debt of $15,345,000 and the transaction costs of $3,480,000 was paid from proceeds received by AIGH.

    The transaction resulted in goodwill of $27,422,000 which is being amortized over a period of 30 years.

    On October 3, 1997, the Predecessor was merged with and into AIGH under the name AIGH.

    On January 27, 1998, AIGH changed its name to Alliance International Group, Inc. (the "Company").

ORGANIZATION

COMPANY

    Alliance International Group, Inc., formerly named Alliance International Group Holdings, Inc. was incorporated in the State of Delaware on August 26, 1997. The Company owns 100% of the common stock of the Predecessor. The Predecessor owns 100% of the common stock of Alliance Europe N.V. ("AE"), a Belgian corporation, Alliance Pacific Ceramicsteel, Ltd. ("AP"), a Hong Kong corporation, and Alliance America Corporation ("AA"), a domestic corporation.

    The Company and its subsidiaries are engaged in the development, manufacture and sale of light-gauge ceramicsteel products used for visual communications (such as premium writing surfaces), infrastructure needs (such as wall cladding and tunnel lining), and other commercial applications. The Company's sales are international in scope, with primary markets in North America and Europe. The Predecessor was engaged in the same business as the Company and in the same markets.

              ALLIANCE INTERNATIONAL GROUP, INC. AND SUBSIDIARIES

                               DECEMBER 31, 1997

1. CORPORATE REORGANIZATION (CONTINUED)
PREDECESSOR

    Alliance International Group, Inc. (the "Predecessor") was incorporated in the State of Georgia on August 8, 1984. The Predecessor owns 100% of the common stock of Alliance Europe N.V., a Belgian corporation, Alliance Pacific Ceramicsteel, Ltd., a Hong Kong corporation, and Alliance America Corporation, a domestic corporation.

2. SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

    The consolidated financial statements include the accounts of the Company and its subsidiaries. Significant intercompany accounts and transactions have been eliminated in consolidation.

    The consolidated financial statements of AE include the accounts of its wholly-owned subsidiaries: Alliance Pentagon A/S, Denmark, Alliance Graphics N.V., Belgium, and Aubecq S.A., France.

CONCENTRATIONS OF CREDIT RISK

    Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash investments and trade accounts receivable.

    The Company maintains cash and cash equivalents with various financial institutions. The financial institutions are located in various countries and Company policy is designed to limit exposure to any one institution. The Company performs periodic evaluations of the relative credit standing of those financial institutions that are considered in the Company's investment strategy. Trade receivables are unsecured and the Company is at risk to the extent such amounts become uncollectible.

FOREIGN OPERATIONS

    Consolidated net income includes foreign earnings in addition to amounts received in the United States. Consolidated net income includes net income earned by European subsidiaries of $520,000, $1,137,000, $874,000 and $195,000 in the three month period ended December 31, 1997, the nine month period ended October 2, 1997, and the years ended December 31, 1996 and 1995, respectively. Income before income taxes includes income earned by European subsidiaries of $679,000, $1,488,000, $1,570,000 and $444,000 in the three month period ended
December 31, 1997, the nine month period ended October 2, 1997, and the years ended December 31, 1996 and 1995, respectively.

FAIR VALUE OF FINANCIAL INSTRUMENTS

    The Company's financial instruments consist of cash, trade accounts receivable, accounts payable, and long-term obligations. Cash, trade accounts receivable and accounts payable are stated at cost, which approximates fair value. The fair values of the Company's long-term obligations are determined using discounted cash flow analyses, based on the Company's current incremental borrowing rates for similar types of borrowing arrangements. As of December 31, 1997, the carrying amount reported in the balance sheet for long-term obligations approximates fair value.

              ALLIANCE INTERNATIONAL GROUP, INC. AND SUBSIDIARIES

                               DECEMBER 31, 1997

2. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
CASH FLOW INFORMATION

    The Company considers highly liquid short-term investments with a maturity of three months or less when purchased to be cash equivalents.

    The Statement of Cash Flows for the three-month period ended December 31, 1997 has been presented assuming the acquisition referred to in Note 1 occurred October 2, 1997 and therefore presents the cash flows of the business for the three month period from October 3, 1997 to December 31, 1997.

INVENTORIES

    Inventories are valued at the lower of cost or market with cost being determined by the last-in, first-out (LIFO) method for domestic inventory (approximately 46% and 38% of total inventory in 1997 and 1996, respectively) and by the first-in, first-out (FIFO) method for foreign inventory. Current replacement cost exceeded the LIFO carrying values of domestic inventory by approximately $792,000 at December 31, 1997 and $697,000 at December 31, 1996.

INTANGIBLES

    Goodwill represents the cost in excess of the fair value of net assets acquired. It is being amortized on the straight-line method over the estimated future years to be benefited. The Predecessor generally amortized goodwill over 40 years. The goodwill recorded by the Company that arose on the purchase of the Predecessor is being amortized over 30 years (see Note 1).

PROPERTY, PLANT AND EQUIPMENT

    Property, plant and equipment is stated at cost. Provisions for depreciation and amortization are computed principally using the straight-line method by AA and the declining balance method by AE, based on the estimated useful lives of the assets.

RESEARCH AND DEVELOPMENT

    Research and development costs are charged to expense when incurred, and amounted to approximately $117,000, $472,000, $716,000 and $864,000 in the three month period ended December 31, 1997, the nine month period ended October 2, 1997, and the years ended December 31, 1996 and 1995, respectively.

WARRANTY CLAIMS

    Provisions for warranty claims have been made based upon estimated amounts which have been incurred.

REVENUE RECOGNITION

    The Company recognizes revenue from sales upon delivery, when no significant obligations remain.

              ALLIANCE INTERNATIONAL GROUP, INC. AND SUBSIDIARIES

                               DECEMBER 31, 1997

2. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
RECLASSIFICATIONS

    Certain 1996 and 1995 amounts have been reclassified to conform to the 1997 presentation.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Estimates made by the Company relate primarily to accounts receivable allowances and warranty accruals. Actual results may differ from those estimates.

IMPACT OF RECENTLY ISSUED ACCOUNTING STANDARDS

    Effective January 1, 1996 the Company adopted Statement of Financial Accounting Standards (SFAS) No. 121, "ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF." SFAS No. 121 requires that certain long-lived assets to be held and used be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Additionally, SFAS No. 121 requires that certain long-lived assets to be disposed of be reported at the lower of carrying amount or fair value less costs to sell. The impact of the adoption of this standard was not material to the Company's consolidated earnings or financial position.

    In June 1997 the FASB issued Statement No. 130 REPORTING COMPREHENSIVE INCOME ("Statement 130") which establishes standards for reporting and display of comprehensive income and its components (revenues, expenses, gains, and losses) in financial statements. Statement 130 is effective for fiscal years beginning after December 15, 1997. The Company will adopt Statement 130 in 1998, and does not expect the effect of such adoption to be material to its consolidated financial statements.

IMPACT OF RECENTLY ISSUED ACCOUNTING STANDARDS (CONTINUED)

    In June 1997 the FASB also issued Statement No. 131 DISCLOSURES ABOUT SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION ("Statement 131") which establishes standards for the way public business enterprises report information about operating segments in annual financial statements, and requires that those enterprises report selected information about operating segments in interim financial reports issued to shareholders. Operating segments are components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. Statement 131 also establishes standards for related disclosures about products and services, geographic areas, and major customers. Statement 131 is effective for financial statements for periods beginning after December 15, 1997. The Company will adopt Statement 131 in 1998 and does not expect the effect of adoption to be material to its consolidated financial statements.

              ALLIANCE INTERNATIONAL GROUP, INC. AND SUBSIDIARIES

3. LONG-TERM OBLIGATIONS

    Long-term obligations are as follows:

                                                                                             DECEMBER 31
                                                                                     ----------------------------
                                                                                         1997           1996
                                                                                     -------------  -------------
                                                                                        COMPANY
                                                                                       (PURCHASE     PREDECESSOR
                                                                                      ACCOUNTING)   (HISTORICAL)
                                                                                     -------------  -------------
Subordinated notes.................................................................  $  10,500,000  $  10,810,000
Domestic term loan, maturing October 1, 2002.......................................     11,850,000       --
Domestic revolving loan, maturing October 1, 2002..................................      4,289,635       --
Foreign general bank loans, maturing October 1, 2002...............................      3,464,156       --
Foreign revolver bank loans, maturing October 1, 2002..............................      5,900,000       --
Payment-in-kind deferred interest notes............................................       --            1,122,000
Equipment and real estate term loans...............................................       --            2,336,000
Revolving credit loan..............................................................       --              802,504
Foreign general bank loans, bearing interest at various rates (3.85% to 9.0%) and
  maturing in various years through 2012...........................................       --            5,332,259
Short term notes payable to banks..................................................        758,518        701,543
Foreign government advances; non-interest bearing..................................        304,121        479,273
Other..............................................................................        218,708        508,396
                                                                                     -------------  -------------
                                                                                        37,285,138     22,091,975
Less amounts due within one year...................................................      1,893,156     14,669,572
                                                                                     -------------  -------------
                                                                                     $  35,391,982  $   7,422,403
                                                                                     -------------  -------------
                                                                                     -------------  -------------

COMPANY

    On October 2, 1997, the Company entered into several credit agreements including revolving and term loans and subordinated debt that provided financing of $37,895,000 for the purchase of the Predecessor and retirement of the Predecessor debt.

    A domestic credit agreement was entered into which allows for financing up to $34,000,000, $19,350,000 of which is made available upon the Company's request under a revolving loan ("Domestic Revolver") and term loan ("Domestic Term"). The domestic credit agreement allows the Company to elect to use either prime plus 1.00%, or London Interbank Offered Rate ("LIBOR") plus 2.50% for the Domestic Revolver and prime plus 1.50%, or LIBOR plus 2.75% for the Domestic Term. The Domestic Term is a secured promissory note for $11,850,000 secured by accounts receivable, inventory, equipment, general intangibles, and investment property of the Company. The Domestic Revolver is for up to $7,500,000 with certain limitations based on the current assets of the Company.

    A portion of the credit agreement above includes a foreign credit line which allows for financing up to 499,009,875 Belgian Francs ("BEF") (approximately $13,473,000) which is made available upon the Company's request under a revolving ("Foreign Revolver") and term loan ("Foreign Term"). The foreign credit agreement allows the Company to elect to use either prime plus 0.50% or Brussels Interbank Offered Rate ("BIBOR") plus 2.50% for the Foreign Revolver and BIBOR plus 2.75% for the Foreign Term. The Foreign Term is a secured promissory note for BEF 188,271,125 (approximately $5,083,000) secured by accounts receivable, inventory, equipment, general intangibles, and investment property of the

              ALLIANCE INTERNATIONAL GROUP, INC. AND SUBSIDIARIES

3. LONG-TERM OBLIGATIONS (CONTINUED)
Company. The Foreign Revolver is for up to BEF 310,738,750 (approximately $8,390,000) with certain limitations based on the current assets of the Company.

    There is commitment fee of 0.50% per annum of the average monthly amount of the unused portion of the Domestic Revolver and the Foreign Revolver.

    The Company entered into a credit agreement for senior subordinated notes of $10,500,000 bearing interest at 12% payable semiannually and maturing September 15, 2005. AE is limited by the lender to $4,700,000 of the notes. In connection with these borrowings by the Company, warrants were issued for the purchase of shares of the Company's common stock with an expiration date of October 3, 2007. The following table summarizes outstanding warrants at December 31, 1997:

Number of shares.....................................................      7,897
Exercise price per share.............................................  $    0.01

    The domestic and foreign credit agreements and subordinated notes subject the Company to certain restrictions and covenants related to, among others, AA and AE fixed charge coverage ratio, earnings before interest, taxation, depreciation and amortization ("EBITDA"), funded debt to EBITDA, interest coverage, and net worth.

    AE has received advances from the Belgian government to partially finance expenses incurred in penetrating new overseas markets and in developing a new production process.

    Aggregate maturities of the Company's long-term obligations are approximately $1,893,156 in 1998, $2,163,698 in 1999, $2,634,069 in 2000,
$4,703,693 in 2001, and $24,197,191 in 2002 and thereafter.

    Interest paid for the nine months ended October 2, 1997 and the three months ended December 31, 1997 totaled $1,484,071 and $584,026 respectively.

PREDECESSOR

    During 1987, the Predecessor issued $17,750,000 of subordinated notes to a related party bearing interest at 14% and maturing on December 31, 1997. Interest on these notes was payable quarterly.

    During 1989, the Predecessor entered into a supplement to the subordinated note agreement and borrowed an additional $1,250,000 under a promissory note bearing interest at 14% and maturing December 31, 1997.

    During 1992, the Predecessor executed promissory notes payable to a related party in the amount of $2,810,000. The notes bore interest at 15% and were due in 1997. These notes were executed in lieu of interest payments on certain of the Predecessor's long-term obligations. On December 31, 1992, these notes and $8,190,000 of the Predecessor's subordinated notes to a related party were exchanged for 110,000 shares of senior preferred stock (see Note 9). In addition, the interest rate on the remaining $10,810,000 of subordinated notes was renegotiated to a rate of 10%. AIG exercised its right to issue notes as interest payments in 1993. The total value of the notes issued was $1,122,000 and the stated interest rate was also 10%. These notes were due December 31, 1997. AA guaranteed the repayment of these notes and the Predecessor pledged the shares of AA's common stock as security. These subordinated notes contained, in addition to other covenants, requirements with respect to payment of dividends and net worth. At

              ALLIANCE INTERNATIONAL GROUP, INC. AND SUBSIDIARIES

3. LONG-TERM OBLIGATIONS (CONTINUED)
December 31, 1996, the Predecessor was not in compliance with certain of these covenants. However, the Predecessor obtained waivers of these covenants from its lender.

    In connection with these borrowings by the Predecessor, warrants were issued for the purchase of shares of the Predecessor's common stock with expiration dates ranging from 1997 through 2002. The following table summarizes outstanding warrants at December 31, 1996 which were subsequently canceled as of October 2, 1997 as a result of the purchase of the Predecessor.

Number of shares..............................................  972,842.21
Exercise price per share......................................  $7.78--$8.00

    The available borrowings under the revolving credit loan were $5,000,000. The revolving credit loan bore interest at the prime rate plus .75% and expired October 2, 1997. The equipment and real estate term loans bore interest at the prime rate plus .75%. These loans were payable in monthly installments totaling $24,333 plus interest, with the balance due on November 30, 1999.

    These loans contained, in addition to other covenants, requirements with respect to leverage, tangible net worth, capital expenditures and dividends. Substantially all of AA's assets (approximately $21 million) had been pledged as collateral on the above obligations. AE's multicurrency revolving credit facility from Kredietbank N.V. guarantees advances made by a Belgian bank. The total available borrowings under the facility at December 31, 1996 were BEF 275,000,000, (approximately $8,671,000) while the outstanding balance was BEF 146,500,000 (approximately $4,619,000). Payments were due based upon a predetermined reduction schedule. The facility bore interest at rates ranging from a fixed rate of 8.5% to BIBOR plus .75 to 1.0%. During 1996, the BIBOR ranged from 3.1% to 3.8%. This loan facility contained certain covenants which AE and its subsidiaries were obligated to comply with. At December 31, 1996, AE was in compliance with the debt covenants.

    AE also had a loan outstanding with a Danish bank totaling approximately $713,000. This loan bore interest at 9% and was repayable in quarterly installments of 131,586 Danish Kroners (approximately $22,000), including interest.

    At December 31, 1996, foreign general bank loans were secured by certain land, buildings and pledges on net assets totaling approximately $8,350,000.

    AE received advances from the Belgian government to partially finance expenses incurred in penetrating new overseas markets and in developing a new production process.

    Interest paid in 1996 and 1995 totaled $2,183,000 and $2,656,000, respectively.

4. INCOME TAXES

    Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

              ALLIANCE INTERNATIONAL GROUP, INC. AND SUBSIDIARIES

4. INCOME TAXES (CONTINUED)
    Components of the net deferred tax liability as of December 31, 1997 and 1996 are as follows:

                                                                                               DECEMBER 31
                                                                                        --------------------------
                                                                                            1996          1997
                                                                                        ------------  ------------

                                                                                          COMPANY
                                                                                         (PURCHASE    PREDECESSOR
                                                                                        ACCOUNTING)   (HISTORICAL)
                                                                                        ------------  ------------
Deferred tax asset
  Net operating loss carryforwards....................................................  $  1,694,610  $  1,922,546
Deferred tax liabilities
  Recognition of assets acquired in prior business combinations at pre-tax amounts....     2,906,053     1,043,412
  Depreciation........................................................................       710,841       710,859
  Taxes on unremitted earnings of foreign subsidiaries................................       634,392       597,574
  Other...............................................................................       299,267       202,592
                                                                                        ------------  ------------
Total deferred tax liabilities........................................................     4,550,553     2,554,437
                                                                                        ------------  ------------
Deferred tax asset valuation allowance................................................      (752,825)     (927,382)
                                                                                        ------------  ------------
Net deferred tax liability............................................................  $  3,608,768  $  1,559,273
                                                                                        ------------  ------------
                                                                                        ------------  ------------

    The Company's approximate consolidated net operating losses for federal income tax purposes are as follows:

YEAR OF EXPIRATION
--------------------------------------------------------------------------------
2008............................................................................  $    280,000
2007............................................................................     1,450,000
2006............................................................................     1,568,000
                                                                                  ------------
                                                                                  $  3,298,000
                                                                                  ------------
                                                                                  ------------

              ALLIANCE INTERNATIONAL GROUP, INC. AND SUBSIDIARIES

4. INCOME TAXES (CONTINUED)
    Significant components of income tax expense are as follows:

                                                              THREE MONTH    NINE MONTH         YEAR ENDED
                                                              PERIOD ENDED  PERIOD ENDED        DECEMBER 31
                                                              DECEMBER 31,   OCTOBER 2,   -----------------------
                                                                  1997          1997         1996         1995
                                                              ------------  ------------  -----------  ----------
                                                                COMPANY
                                                               (PURCHASE
                                                              ACCOUNTING)         PREDECESSOR (HISTORICAL)
                                                              ------------  -------------------------------------
Current:
  Federal...................................................   $  152,673    $ (141,392)  $    58,559  $   --
  State.....................................................       16,567        95,079       111,700     194,768
  Foreign...................................................      171,605       376,044       797,584     106,764
                                                              ------------  ------------  -----------  ----------
Total current...............................................      340,845       329,731       967,843     301,532

Deferred:
  Federal...................................................     (111,657)       10,708       --           --
  State.....................................................      (26,722)        7,794        37,972     (73,000)
  Foreign...................................................      (13,196)      (24,928)     (102,279)    142,126
                                                              ------------  ------------  -----------  ----------
Total deferred..............................................     (151,575)       (6,426)      (64,307)     69,126
                                                              ------------  ------------  -----------  ----------
                                                               $  189,270    $  323,305   $   903,536  $  370,658
                                                              ------------  ------------  -----------  ----------
                                                              ------------  ------------  -----------  ----------

    The following table summarizes the significant differences between the US Federal statutory rate and the Company's effective tax rate for financial statement purposes.

                                                                                                YEAR ENDED
                                                             THREE MONTH    NINE MONTH         DECEMBER 31
                                                             PERIOD ENDED  PERIOD ENDED  ------------------------
                                                             DEC 31, 1997  OCT 2, 1997       1996         1995
                                                             ------------  ------------  ------------  ----------
                                                               COMPANY
                                                              (PURCHASE
                                                             ACCOUNTING)          PREDECESSOR (HISTORICAL)
                                                             ------------  --------------------------------------
Income tax provision at statutory rate of 34%..............   $    2,357    $1,032,981   $  1,113,270  $  652,245
State income taxes, net....................................      (10,155)      102,873        149,672     121,768
International rate differences.............................      (72,389)     (154,721)       159,295     117,830
Change in valuation allowance..............................      352,588      (527,145)      (598,334)   (519,374)
Other, net.................................................      (83,232)     (130,683)        79,453      (1,811)
                                                             ------------  ------------  ------------  ----------
Income tax provision.......................................   $  189,169    $  323,305   $    903,356  $  370,658
                                                             ------------  ------------  ------------  ----------
                                                             ------------  ------------  ------------  ----------

    Income taxes of approximately $331,100, $359,600, $1,055,000 and $815,000 were paid by the Company, principally AE, during the three month period ended December 31, 1997, the nine month period ended October 2, 1997 and the years ended December 31, 1996 and 1995, respectively.

5. PLANT CLOSURE

    Assets which are held for sale have been recorded as closure assets at estimated net realizable value. Subsequent to December 31, 1997 the Company entered into a contract to sell these assets to a third party at an amount which exceeds this carrying value. The Company is indemnified by a prior owner of the land and building for costs of environmental clean-up.

              ALLIANCE INTERNATIONAL GROUP, INC. AND SUBSIDIARIES

6. EMPLOYEE BENEFIT PLANS

    AA, at the sole discretion of its Board of Directors, has the authority to contribute profit sharing payments for the accounts of eligible employees. The Plan also allows employee contributions, and in addition, the Company will make a matching contribution equal to 50% of the participant's contribution not to exceed $1,000 annually for each union participant and $1,050 annually for each non-union participant. This plan covers substantially all domestic employees and contributions vest to the participants at 20% per year. Amounts expensed under this plan were $31,000, $187,000, $235,000 and $301,000 in the three month period ended December 31, 1997, the nine month period ended October 2, 1997, and the years ended December 31, 1996 and 1995, respectively.

    AE maintains a defined contribution pension plan covering all AE employees. Contributions to the plan are paid by both AE and by the employees. AE's contributions are allocated on the basis of gross salaries. Pension expense for the three month period ended December 31, 1997, the nine month period ended October 2, 1997, and the year ended December 31, 1996 and 1995 was approximately $64,000, $195,000, $312,000, and $337,000 respectively.

    The Predecessor had an agreement with an officer whereby upon the attainment by the Company of certain performance goals, on the earlier of the officer's termination of employment or March 31, 1999, the officer would be entitled to additional aggregate compensation of approximately $1.2 million. The performance goals had not been attained at the date of the purchase of the Predecessor, when the officer's employment was terminated. No amounts relating to this agreement were paid at the date of the termination and no amounts were recognized in the Predecessor's financial statements for the years ended December 31, 1996 and 1995, or for the nine months ended October 2, 1997.

    In 1995, the Predecessor revised an existing agreement to provide a former officer with a retirement annuity of $5,184 per month beginning in April 1995. The obligations under the agreement transferred to the Company at the date of the purchase of the Predecessor. Under the amended agreement, the Company is obligated to provide the former officer with an annuity of $9,738 per month for 60 months and an annuity of $1,317 per month for the remainder of the officer's life. Both payments began in April 1995. Certain amounts classified in other noncurrent assets will be used to service this obligation.

7. COMMITMENTS AND CONTINGENCIES

    From time to time, the Company becomes party to various claims and legal actions arising during the ordinary course of business. Management, after reviewing with legal counsel all actions and proceedings, believes that the aggregate losses are adequately provided for and additional losses, if any, would not have a material effect on the Company's financial position. Losses resulting from certain claims and lawsuits will be mitigated by indemnification agreements from former shareholders.

    Under agreements with the Belgian Government, AE is entitled to certain investment incentives such as long-term credits with interest subsidy, capital subsidies, accelerated depreciation for tax purposes and exemption from certain local taxes, among others. In connection therewith, AE has made commitments, primarily relating to the amount of capital investment and number of persons to be employed. If AE defaults on these commitments, it could lose and/or be required to repay the aforementioned incentives. Management considers, however, that the required conditions are being reasonably fulfilled and that no repayment of incentives received or accrued through December 31, 1997 will occur.

              ALLIANCE INTERNATIONAL GROUP, INC. AND SUBSIDIARIES

7. COMMITMENTS AND CONTINGENCIES (CONTINUED)
    During 1991, the Predecessor became a defendant in lawsuits resulting from the termination of a manager who claimed an indemnity of $630,000 (BEF 20 million). This case was settled in 1996 through a payment of $126,000 (BEF 4 million).

8. COMMON STOCK

    The Company has authorized 150,000 shares of Class A common stock, par value $0.01 per share and 150,000 of Class B common stock, par value $0.01 per share. Holders of Class B common stock are generally entitled to one vote per share. Holders of Class A common stock are entitled to votes per share in accordance with a formula set forth in the Certificate of Incorporation. Class A common stock precedes class B common stock in the event of liquidation of the Company.

9. PREFERRED STOCK

    The holders of senior preferred stock were entitled to cumulative dividends at a rate of 10% per annum per share. The Predecessor was obligated to pay dividends in arrears to senior preferred shareholders before dividends could be paid to any other shareholders. Cumulative dividends in arrears on all outstanding senior preferred stock totaled $4,400,000 at December 31, 1996. The dividends were payable upon declaration by the Board of Directors. The senior preferred stock was non-voting and preceded all other stock in the event of liquidation of the Predecessor.

    In 1991, 20,000 shares of junior preferred stock were issued by the Predecessor. The holders of junior preferred stock were entitled to cumulative dividends which accrued on a daily basis at the effective rate per annum of 10% per share calculated as a percentage of $100, provided that such dividends did not exceed $10 per share in any calendar year. The Company was obligated to pay dividends in arrears to junior preferred shareholders before dividends could be paid to common shareholders. Cumulative dividends in arrears on all outstanding junior preferred stock totaled $1,141,000 at December 31, 1996. The dividends were payable upon declaration by the Board of Directors. The junior preferred stock was redeemable by the Predecessor at the redemption price of $100 per share, plus any accrued but unpaid dividends, until April 9, 2001. Mandatory redemption would occur on April 9, 2001 at the same price. The preferred stock was non-voting and preceded common stock in the event of liquidation of the Predecessor.

    All preferred stock and outstanding cumulative dividends was redeemed at the date of the purchase of the Predecessor. See Note 1.

10. STOCK OPTION PLAN

    At December 31, 1996, the Predecessor had two stock-based compensation plans, which are described below. The Predecessor applied APB Opinion 25 and related Interpretations in accounting for its plans. No compensation cost was recognized for its fixed stock option plans as the exercise price for all options granted exceeded the fair value of the Predecessor's common stock. Had compensation cost for the Predecessor's stock-based compensation plans been determined based on the fair value at the grant dates for awards under those plans consistent with the method of FASB Statement 123, the Predecessor's net income and earnings per share would not have been materially different from that reported by applying APB Opinion 25 and related Interpretations.

    In 1993, the Predecessor adopted a stock option plan applicable to officers and key employees of AIG and its subsidiaries. Under the plan, up to 216,465 options to purchase common stock could be granted and

              ALLIANCE INTERNATIONAL GROUP, INC. AND SUBSIDIARIES

10. STOCK OPTION PLAN (CONTINUED)
outstanding at any one time. The options granted under this plan were exercisable 15 years from the grant date and would expire not more than 15 years and six months from the grant date. The Predecessor reserved 216,465 shares of its common stock for issuance upon exercise of the above options.

    In 1994, the Predecessor entered into a separate option plan which granted an officer of the Predecessor 219,205 options. These options would become exercisable with respect to 21,921 shares on December 31 of each of the years 1994 - 1998. The remaining options would be exercisable upon the attainment of certain performance goals in 1994 - 1998. The performance goal was not achieved in 1996 and 1995. The plan also contained provisions for catch-up vesting of these performance based options. The options granted under this plan would expire no later than January 1, 2009. At December 31, 1996 the Predecessor had 286,205 options outstanding and 65,763 options exercisable under the two plans. The exercise price per share was $8.00.

    At the date of the purchase of the Predecessor, the stock option plan was terminated and all related options were canceled as of October 2, 1997.

              ALLIANCE INTERNATIONAL GROUP, INC. AND SUBSIDIARIES

11. OPERATIONS BY GEOGRAPHIC AREA

                                              UNITED STATES     EUROPE        OTHER     ELIMINATIONS   CONSOLIDATED
                                              -------------  -------------  ----------  -------------  -------------
COMPANY (PURCHASE ACCOUNTING)
THREE MONTH PERIOD
  ENDED DECEMBER 31, 1997
  Net sales to unaffiliated customers.......  $   5,920,710  $   8,497,280      --           --        $  14,417,990
  Transfers between geographic areas........       --               13,213      --            (13,213)      --
                                              -------------  -------------  ----------  -------------  -------------
Total.......................................  $   5,920,710  $   8,510,493      --      $     (13,213) $  14,417,990
                                              -------------  -------------  ----------  -------------  -------------
                                              -------------  -------------  ----------  -------------  -------------
  Operating profit (loss)...................  $     488,866  $   1,090,383  $   (8,125)      --        $   1,571,124
  Depreciation and amortization.............  $     196,631  $     290,080      --           --        $     486,711
  Capital expenditure.......................  $     732,358  $     124,024      --           --        $     856,382
  Identifiable assets at December 31,
    1997....................................  $  37,259,175  $  27,496,186  $   14,089  $    (197,848) $  64,571,602
PREDECESSOR (HISTORICAL)
NINE MONTH PERIOD ENDED OCTOBER 2, 1997
  Net sales to unaffiliated customers.......  $  19,887,421  $  24,503,572      --           --        $  44,390,993
  Transfers between geographic areas........       --              275,653      --           (275,653)      --
                                              -------------  -------------  ----------  -------------  -------------
Total.......................................  $  19,887,421  $  24,779,225      --      $    (275,653) $  44,390,993
                                              -------------  -------------  ----------  -------------  -------------
                                              -------------  -------------  ----------  -------------  -------------
  Operating profit..........................  $   2,793,851  $   2,771,894      --           --        $   5,565,745
  Depreciation and amortization.............  $     843,084  $   1,021,053      --           --        $   1,864,137
  Capital expenditure.......................  $   1,761,418  $     389,298      --           --        $   2,150,716
YEAR ENDED DECEMBER 31, 1996
  Net sales to unaffiliated customers.......  $  25,692,141  $  36,067,475      --           --        $  61,759,616
  Transfers between geographic areas........       --            1,621,424      --      $  (1,621,424)      --
                                              -------------  -------------  ----------  -------------  -------------
Total.......................................  $  25,692,141  $  37,688,899      --      $  (1,621,424) $  61,759,616
                                              -------------  -------------  ----------  -------------  -------------
                                              -------------  -------------  ----------  -------------  -------------
  Operating profit (loss)...................  $   2,854,267  $   4,354,264  $  (10,451) $     (56,516) $   7,141,564
  Depreciation and amortization.............  $   1,015,306  $   1,665,053      --           --        $   2,680,359
  Capital expenditure.......................  $     760,164  $     484,257      --           --        $   1,244,421
  Identifiable assets at December 31,
    1996....................................  $  21,883,679  $  22,519,701  $   25,863  $   9,500,807  $  53,930,050
YEAR ENDED DECEMBER 31, 1995
  Net sales to unaffiliated customers.......  $  28,969,535  $  39,454,996      --           --        $  68,424,531
  Transfers between geographic areas........       --             --            --           --             --
                                              -------------  -------------  ----------  -------------  -------------
Total.......................................  $  28,969,535  $  39,454,996      --           --        $  68,424,531
                                              -------------  -------------  ----------  -------------  -------------
                                              -------------  -------------  ----------  -------------  -------------
  Operating profit (loss)...................  $   2,394,314  $   3,250,992  $   (8,247) $    (142,919) $   5,494,140
  Depreciation and amortization.............  $   1,521,637  $   1,789,073      --           --        $   3,310,710
  Capital expenditure.......................  $     328,168  $   1,738,871      --           --        $   2,067,039

              ALLIANCE INTERNATIONAL GROUP, INC. AND SUBSIDIARIES

11. OPERATIONS BY GEOGRAPHIC AREA (CONTINUED)
    Transfers between the geographic areas primarily represent intercompany export sales and are accounted for based on established sales prices between the related companies. In computing operating profit (loss), no allocations of general corporate expenses have been made.

    Identifiable assets of geographical areas are those assets related to the operations in each area. United States assets consists of all other operating assets of the Company.

12. SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED)

                                                                                      INCOME (LOSS)   NET INCOME
                                                          NET SALES    GROSS PROFIT   BEFORE TAXES      (LOSS)
                                                        -------------  -------------  -------------  ------------
FISCAL 1997
First quarter.........................................  $  11,454,434  $   3,073,317   $  (696,183)  $   (677,696)
Second quarter........................................     15,848,367      5,909,507     1,820,754      1,660,428
Third quarter.........................................     17,088,192      5,868,582     1,913,609      1,732,143
Fourth quarter........................................     14,417,990      4,597,489         6,933       (182,337)
                                                        -------------  -------------  -------------  ------------
                                                        $  58,808,983  $  19,448,895   $ 3,045,113   $  2,532,538
                                                        -------------  -------------  -------------  ------------
                                                        -------------  -------------  -------------  ------------
FISCAL 1996
First quarter.........................................  $  12,029,139  $   3,226,122   $  (748,586)  $   (634,412)
Second quarter........................................     16,643,530      6,203,328     1,957,805      1,554,378
Third quarter.........................................     17,945,561      6,160,368     2,057,649      1,621,513
Fourth quarter........................................     15,141,386      4,826,076         7,455       (170,692)
                                                        -------------  -------------  -------------  ------------
                                                        $  61,759,616  $  20,415,894   $ 3,274,323   $  2,370,787
                                                        -------------  -------------  -------------  ------------
                                                        -------------  -------------  -------------  ------------

13. YEAR 2000 DATE CONVERSION (UNAUDITED)

    The Company recognizes the need to ensure its operations will not be adversely impacted by year 2000 software failures. The Company intends to take the actions necessary to ensure that systems and applications will recognize and process information in the year 2000 and beyond. While efforts are underway and no estimate of the cost of this effort has been determined, management currently does not expect the cost of the year 2000 compliance to be material to its consolidated financial statements.

14. EVENTS (UNAUDITED) SUBSEQUENT TO THE DATE OF INDEPENDENT AUDITORS' REPORT

ACQUISITION OF THE COMPANY

    On November 20, 1998, PolyVision Corporation acquired all of the outstanding capital stock of the Company for $75 million, consisting of $67 million in cash and $8 million in a 10% convertible subordinated promissory note due 2007. The purchase price was determined as a result of arm's length negotiations between the parties.

SALE OF CLOSURE ASSETS

    On June 19, 1998, the assets recorded on the December 31, 1997 and 1996 balance sheets as closure assets (see note 5) were sold to a third party at an amount which approximated their carrying value at those dates.